Exhibit 99.1

Kona Grill Reports Third Quarter 2014 Results

- Same-Store Sales Increase 2.7% -

- Strong New Restaurant Average Weekly Sales of $92,800 -

- Six Additional Leases Signed for New Restaurant Development -

SCOTTSDALE, AZ, October 28, 2014—Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar, reported financial results for the third quarter ended September 30, 2014. The Company also provided financial guidance for the fourth quarter of 2014 and a development update.

Third Quarter 2014 Highlights vs. Year-Ago Quarter

●	Restaurant sales increased 22.6% to $30.0 million.
●	Same-store sales grew 2.7%.
●	Sales at restaurants open less than one year averaged $92,800 per week.
●	Restaurant operating profit increased 21.6% to $5.4 million.
●	Net income was $0.03 per share, which included a $0.07 per share impact from opening new restaurants; compared to $0.08 per share, which included a $0.04 per share impact from opening new restaurants.
●	Adjusted EBITDA*, a non-GAAP measure, increased 12.9% to $3.0 million compared to $2.6 million.

* For a reconciliation of Adjusted EBITDA to the most directly comparable financial measure presented in accordance with GAAP and a discussion of why Kona Grill considers it useful, see the financial information accompanying this release.

Management Commentary

“Polished casual diners are increasingly choosing Kona Grill’s multi-faceted, differentiated concept as their preferred dining destination. During the third quarter, we experienced healthy improvements in both guest counts and average check. This resulted in our sixth consecutive quarter of positive same-store sales and extended our track record of comparable sales gains to 16 of the last 17 quarters. We are further encouraged by the performance of our restaurant in El Paso, Texas, which opened in June, and generated stronger-than expected initial sales volumes and operating margins,” said Berke Bakay, President and CEO of Kona Grill. “The strength of our team’s execution is also evident by our ability to maintain operating margins at comparable restaurants despite a challenging commodity environment.”

Bakay continued: “Kona Grill is well positioned as one of the fastest growing concepts in the industry. Our 2014 development plans for five new restaurants are proceeding as planned, with our final openings in Alpharetta, Georgia scheduled for October 30th and Columbus, Ohio in time for Black Friday. We currently have ten signed leases for 2015-2016 development, including six additional lease agreements that were recently executed. Through the combination of a robust development pipeline, strong balance sheet, and outstanding team, we have the pillars in place to support our multi-year 20% unit growth plan.”

Third Quarter 2014 Financial Results

Restaurant sales in the third quarter of 2014 increased 22.6% to $30.0 million compared to $24.5 million in the third quarter of 2013. This reflects a 17.4% increase in restaurant operating weeks and same-store sales growth of 2.7% compared to 2.6% in the year-ago quarter. Same-store sales growth was driven by a 2.1% increase in customer traffic and a 0.6% increase in average check.

The Company estimates that a remodel project adjacent to the Kona Grill in Denver, Colorado negatively impacted same-store sales growth by approximately 75 basis points. Four non-comparable restaurants contributed $4.9 million in restaurant sales during the third quarter of 2014, reflecting 52 additional operating weeks.

Average weekly sales for comparable base restaurants totaled $83,500 in the third quarter of 2014 compared to $81,300 in the third quarter of 2013. Average weekly sales for non-comparable base restaurants in the third quarter of 2014 totaled $92,800 and were above expectations.

Restaurant operating profit in the third quarter of 2014 increased 21.6% to $5.4 million compared to $4.4 million in the same quarter last year. As a percentage of sales, restaurant operating profit was 17.8% compared to 18.0% in the year-ago quarter. The decrease in restaurant operating margin was primarily due to new unit inefficiencies and the negative impact of a remodel project adjacent to the Kona Grill in Denver, Colorado.

Adjusted EBITDA*, a non-GAAP measure, increased 12.9% in the third quarter of 2014 to $3.0 million compared to $2.6 million in the same year-ago period.

Net income in the third quarter of 2014 was $0.3 million, or $0.03 per share, compared to net income of $0.7 million, or $0.08 per share, in the year-ago quarter. Net income in the third quarter of 2014 included $0.07 per share in costs related to the planned opening of three new restaurants during the fourth quarter of 2014 and initial operation of four new restaurants, as well as the negative sales and margin impact caused by a remodeling project adjacent to the Kona Grill in Denver, Colorado. Net income in the third quarter of 2013 included $0.04 per share in costs related to the planned opening of two new restaurants during the fourth quarter of 2013.

At September 30, 2014, cash and cash equivalents totaled $38.2 million compared to $5.9 million at December 31, 2013. The increase in cash and cash equivalents is primarily due to a completed public offering of 2,345,000 shares of common stock at a public offering price of $18.50 per share during the second quarter of 2014 which resulted in net proceeds of $40.9 million. The Company had no debt outstanding under its $20 million credit facility as of September 30, 2014.

Fourth Quarter 2014 Financial Guidance

For the fourth quarter of 2014, the Company expects restaurant sales of $30.8 million compared to $24.5 million in the fourth quarter of 2013, driven by an approximate 24% increase in restaurant operating weeks and 2.0% growth in same-store sales. Three new restaurants are planned for the fourth quarter, one of which has already opened. The same-store sales forecast excludes October and November sales from the Scottsdale, Arizona and San Antonio, Texas restaurants due to remodeling projects at those locations in the fourth quarter of 2013, but includes the continued negative impact of a remodeling project adjacent to the Kona Grill in Denver, Colorado.

The Company estimates that if sales contributions from the two restaurants closed for remodeling during October and November 2013 were included in same-store sales while the continued negative impact of a remodeling project adjacent to the Kona Grill in Denver, Colorado was excluded, projected growth in same-store sales for the fourth quarter of 2014 would be closer to 3.5%.

The Company anticipates a net loss of ($1.0) million, or ($0.09) per share, which includes approximately $0.16 to $0.18 per share in costs associated with preopening and new unit inefficiencies as well as the negative impact caused by the remodeling project adjacent to the Kona Grill in Denver, Colorado.

Development Update

The Company currently has 10 leases signed for new restaurant development. Leases were recently executed for restaurants to be opened in 2015 and beyond in the following markets: Minnesota (Minneapolis); Nevada (Las Vegas); Ohio (Cincinnati); Texas (Houston and San Antonio), and Virginia (Arlington). These leases are in addition to previously announced leases for restaurants in Florida (Miami); Puerto Rico (San Juan); Texas (Plano); and Virginia (Fairfax).

The Company anticipates opening seven restaurants in 2015 with the majority of openings slated for the second half of the year.

Conference Call

Kona Grill will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial results for the third quarter ended September 30, 2014. The Company’s President and CEO Berke Bakay and CFO Christi Hing will host the call, followed by a question and answer session.

To access the conference call investors may dial-in using the toll free number of 1-888-417-8533. The conference call will be followed by a question and answer session. The conference call will be broadcast simultaneously over the internet. Please call the conference telephone number 5-10 minutes prior to the start time so that an operator may register your name and organization. A replay of the conference call will be available after 7:00 p.m. Eastern time today through November 28, 2014 by calling the toll-free number of 1-877-870-5176. International investors may use the replay number of 1-858-384-5517. To access the replay please use the ID number 9338980. The replay will also be available via the investors section of the company’s website at www.konagrill.com.

About Kona Grill

Kona Grill (NASDAQ: KONA) features American favorites with an international influence and award-winning sushi in a casually elegant atmosphere. Kona Grill owns and operates 28 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 17 states: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); Colorado (Denver); Connecticut (Stamford); Florida (Sarasota, Tampa); Idaho (Boise); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas); Texas (Austin, Dallas, El Paso, Fort Worth, Houston, San Antonio, The Woodlands); Virginia (Richmond). For more information, visit www.konagrill.com.

Forward-Looking Statements

Various remarks we make about future expectations, plans, and prospects for the company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. These statements relate to our future financial performance and growth goals for 2014, including but not limited to those relating to our sales trends and projected earnings for the fourth quarter of 2014 and expectations of new store openings and revenue growth rates in 2014 and beyond. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the company's filings with the Securities and Exchange Commission.

KONA GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2014	2013
	(Unaudited)

ASSETS
Cash and cash equivalents	$38,172	$5,881
Other current assets	2,517	2,521
Other assets	1,090	1,114
Property and equipment, net	50,955	40,352
Total assets	$92,734	$49,868

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$10,896	$14,878
Long-term obligations	15,841	12,632
Stockholders’ equity	65,997	22,358
Total liabilities and stockholders’ equity	$92,734	$49,868

KONA GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)

Restaurant sales	$30,037	$24,507	$87,539	$73,799
Costs and expenses:
Cost of sales	8,385	6,755	24,105	20,176
Labor	10,128	8,277	29,454	24,551
Occupancy	2,063	1,691	5,907	5,003
Restaurant operating expenses	4,109	3,382	11,980	9,954
General and administrative	2,584	1,905	7,603	5,790
Preopening expense	534	356	1,433	397
Depreciation and amortization	1,850	1,395	5,254	4,236
Total costs and expenses	29,653	23,761	85,736	70,107
Income from operations	384	746	1,803	3,692
Write off of deferred financing costs	-	-	-	66
Interest expense, net	60	52	184	96
Income before income taxes	324	694	1,619	3,530
(Benefit) provision for income taxes	(25)	34	-	309
Net income	$349	$660	$1,619	$3,221

Net income per share:
Basic	$0.03	$0.08	$0.17	$0.38
Diluted	$0.03	$0.08	$0.17	$0.37

Weighted average shares outstanding:
Basic	10,984	8,585	9,454	8,565
Diluted	11,273	8,778	9,745	8,716

Comprehensive income	$349	$660	$1,619	$3,221

Reconciliation of Adjusted EBITDA and Restaurant Operating Profit to Income from Operations

Restaurant Operating Profit and Adjusted EBITDA are not financial measures determined in accordance with U.S. generally accepted accounting principles and should not be considered in isolation or as an alternative to income from operations. Restaurant Operating Profit is defined as restaurant sales minus cost of sales, labor, occupancy and restaurant operating expenses. Restaurant Operating profit does not include general and administrative expenses, depreciation and amortization, or preopening expenses. We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance; and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to that of our competitors. Adjusted EBITDA is defined as income from operations plus depreciation and amortization, preopening expense and stock-based compensation. Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash items such as depreciation and amortization and stock-based compensation as well as the costs of opening new restaurants; (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) we use Adjusted EBITDA internally as a benchmark to evaluate our operating performance and compare our performance to that of our competitors. Restaurant Operating Profit and Adjusted EBITDA may not be comparable to the same or similarly titled measures computed by other companies.

The table below sets forth our reconciliation of Restaurant Operating Profit and Adjusted EBITDA to income from operations, the most comparable U.S. GAAP measure (dollars in thousands):

	Three Months Ended September 30, 2014 (unaudited)
	Comp Base		Non-Comp Base		Consolidated
Restaurant sales	$25,160	100.0%	$4,877	100.0%	$30,037	100.0%
Cost of sales, labor, occupancy and restaurant operating expenses	20,627	82.0%	4,058	83.2%	24,685	82.2%
Restaurant operating profit	4,533	18.0%	819	16.8%	5,352	17.8%
Less: General and administrative					2,584	8.6%
Add: Stock-based compensation					(219)	-0.7%
Adjusted EBITDA					2,987	9.9%
Less: Depreciation and amortization					1,850	6.2%
Less: Preopening expense					534	1.8%
Less: Stock-based compensation					219	0.7%
Income from operations					384	1.3%

	Three Months Ended September 30, 2013 (unaudited)
	Comp Base		Non-Comp Base		Consolidated
Restaurant sales	$24,507	100.0%	$-	n/a	$24,507	100.0%
Cost of sales, labor, occupancy and restaurant operating expenses	20,105	82.0%	-	n/a	20,105	82.0%
Restaurant operating profit	4,402	18.0%	-	n/a	4,402	18.0%
Less: General and administrative					1,905	7.8%
Add: Stock-based compensation					(148)	-0.6%
Adjusted EBITDA					2,645	10.8%
Less: Depreciation and amortization					1,395	5.7%
Less: Preopening expense					356	1.5%
Less: Stock-based compensation					148	0.6%
Income from operations					746	3.0%

Certain amounts may not sum due to rounding.

KONA GRILL, INC.
Selected Supplemental Operating Information
($ amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Restaurants opened during the period	-	-	2	-
Restaurants open at the end of the period	27	23	27	23

Comparable restaurants:
Restaurants open at end of period	23	23	23	23
Operating weeks	302	302	897	897
Average weekly sales	$83.5	$81.3	$85.8	$82.5
Average unit volume	$1,097	$1,068	$3,348	$3,219
Comparable restaurant sales percentage change	2.7%	2.6%	4.0%	0.8%
Restaurant operating profit margin	18.0%	18.0%	19.1%	19.1%

Non-comparable restaurants:
Restaurants open at end of period	4	-	4	-
Operating weeks	52	-	126	-
Average weekly sales	$92.8	$-	$85.8	$-
Restaurant operating profit margin	16.8%	n/a	13.3%	n/a

Investor Relations Contact:

Kona Grill, Inc.

Christi Hing, Chief Financial Officer

(480) 922-8100

investorrelations@konagrill.com